UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015 (September 7, 2015)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Franklin Street
Richmond, VA 23219
(Address of principal executive offices, including zip code)

(804) 887-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On September 8, 2015, Media General, Inc. (the “Company”) announced the entry into an Agreement and Plan of Merger, by and among the Company, certain of its subsidiaries and Meredith Corporation, an Iowa corporation (“Meredith”), providing for a strategic business combination transaction between the Company and Meredith (the “Meredith Merger”). This Form 8-K includes Meredith’s unaudited financial statements as of September 30, 2015 and for the three months ended September 30, 2015 and 2014, and updated pro forma financial information relating to the Meredith Merger.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial statements of business acquired

The unaudited consolidated financial statements of Meredith as of September 30, 2015 and for the three months ended September 30, 2015 and 2014, and the notes related thereto are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014 and the notes related thereto are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited consolidated financial statements of Meredith as of September 30, 2015 and for the three months ended September 30, 2015 and 2014.

99.2	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015	MEDIA GENERAL, INC.

	By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited consolidated financial statements of Meredith as of September 30, 2015 and for the three months ended September 30, 2015 and 2014.

99.2	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.